UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITAL CORP OF THE WEST
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

77-0405791
(I.R.S. Employer Identification Number)

550 West Main Street, Merced, California 95340
(Address of principal executive offices) (Zip Code)

Capital Corp of the West 2002 Stock Option Plan
Capital Corp of the West 401(k) Profit Sharing Plan
Capital Corp of the West Employee Stock Ownership Plan
(Full Title of the Plan)

Thomas T. Hawker
President and Chief Executive Officer
Capital Corp of the West
550 West Main Street, Merced, California 95340
(Name and address of agent for service)

(209) 725-2269
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
2002 Stock Option Plan - Common Stock	443,585	$25.751/	$11,422,308.60
	458,127 2/	$18.54	$8,495,710.70
	33,358 3/	$25.751/	$858,958.20
401(k) Profit Sharing Plan - Common Stock	250,000	$25.751/	$6,437,500
Employee Stock Ownership Plan-Common Stock	450,000	$25.751/	$11,587,500	$4,566.99

1/ Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) based on the average of the high and low prices of the company’s common stock as reported on the Nasdaq National Market System on June 14, 2005.

2/ Represents shares of Common Stock underlying option grants under the 2002 Stock Option Plan at an average exercise price of $18.54 per share.

3/ Represents shares received on exercise of stock options under the 2002 Stock Option Plan being reoffered by selling shareholders.

In addition to the common stock set forth in the table, the amount of securities to be registered includes a) an indeterminate number of shares issuable pursuant to stock splits and stock dividends in accordance with Rule 416(a) and (b), b) an indeterminate number of plan interests under the Capital Corp of the West 401(k) Profit Sharing Plan and the Capital Corp of the West Employee Stock Ownership Plan, and c) preferred share purchase rights which are attached to the company’s common shares.

The registrant incorporates by reference the contents of Registration Statement No. 333-41440 filed on July 14, 2000.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS.

Document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933 and will not be filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. The following prospectus covers certain reoffers and resales and is included pursuant to General Instruction C to Form S-8.

PROSPECTUS

CAPITAL CORP OF THE WEST
550 West Main Street
Merced, California 95340
(209) 725-2269

33,358 SHARES OF COMMON STOCK, NO PAR VALUE
BY SELLING SHAREHOLDERS

This prospectus covers the resale of 33,358 shares of common stock of Capital Corp of the West by selling shareholders, which the shareholders acquired upon exercise of stock options granted under our 2002 Stock Option Plan.

The selling shareholders may offer shares from time to time to purchasers directly or through underwriters, dealers or agents. The shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The company will not receive any of the proceeds from the sale of these shares.

Our common stock is listed on the Nasdaq National Market under the trading symbol "CCOW." The high and low prices reported on June 15, 2005 were $26.27 and $25.50 per share, respectively.

See "Risk Factors" on page 3 for a discussion of certain factors that should be considered by each purchaser.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

No dealer, salesman or other person has been authorized to give any information or to make any representation in this prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the company or selling shareholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any distribution of the securities made under this prospectus shall under any circumstances create any implication that there has been no change in the affairs of the company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

The date of this prospectus is June 16, 2005

INTRODUCTION

Capital Corp of the West is a bank holding company incorporated under the laws of the State of California on April 26, 1995. On November 1, 1995, the company became registered as a bank holding company and is the holder of all of the capital stock of County Bank (the "Bank").

The Bank was organized on August 1, 1977, as County Bank of Merced, a California state banking corporation.  The Bank commenced operations on December 22, 1977.  In November 1992, the Bank changed its legal name to County Bank.  The Bank’s deposits are insured under the Federal Deposit Insurance Act by the Federal Deposit Insurance Corporation (“FDIC”) up to applicable limits stated therein.  The Bank is a member of the Federal Reserve System.

The Bank engages in general commercial banking business primarily in Fresno, Madera, Mariposa, Merced, San Francisco, San Joaquin, Stanislaus and Tuolomne counties.  The Bank has twenty full service branch offices; two of which are located in Merced with the branch located in downtown Merced currently serving as both a branch and as administrative headquarters. There are offices in Atwater, Dos Palos, Hilmar, Livingston, Los Banos, Madera, Mariposa, San Francisco, Sonora, Stockton, two offices in Modesto, four in Fresno and two offices in Turlock.  The Bank’s administrative headquarters also provides accommodations for the activities of Merced Area Investment & Development, Inc., the Bank’s wholly owned real estate subsidiary.

AVAILABLE INFORMATION

Capital Corp of the West files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Capital Corp of the West files at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding the company are available. Reports, proxy statements and other information concerning Capital Corp of the West may also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. Certain information on Capital Corp of the West is also maintained on our website, “http://www.ccow.com.” The information on our website is not a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The company hereby incorporates by reference in this registration statement the following documents:

(a) The company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b) The company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as amended;

(c) The company’s Current Reports on Form 8-K filed with the SEC dated January 27, March 15, March 29, April 27 (2 reports), May 3 and May 13, 2005;

(c) The description of the company’s common stock contained in the company’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (“Exchange Act”) on November 27, 1995 to register the common stock, and the description of the company’s Preferred Stock Purchase Rights contained in a subsequent Registration Statement on Form 8-A filed under the Exchange Act on October 1, 1997 to register the Rights (File No. 0-27384); and

(d) All documents subsequently filed (but not furnished, unless otherwise stated in such filings) by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

The company will provide, without charge, to each person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Please direct all requests to:

Capital Corp of the West
550 West Main Street
Merced, California 95340
(209) 725-2269
Attention: David A. Curtis
Vice President and Controller
(209) 725-2269

RISK FACTORS

Prospective investors should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this prospectus before purchasing shares offered hereby.

Capital Corp of the West invests in loans that contain inherent credit risks that may cause us to incur losses.

The company closely monitors the markets in which it conducts its lending operations and adjusts its strategy to control exposure to loans with higher credit risk. Asset reviews are performed using grading standards and criteria similar to those employed by bank regulatory agencies. We can provide no assurance that the credit quality of our loans will not deteriorate in the future and that such deterioration will not adversely affect Capital Corp of the West.

Capital Corp of the West's operations are concentrated geographically in California, and poor economic conditions may cause us to incur losses.

Substantially all of Capital Corp of the West's business is located in California. Capital Corp of the West's financial condition and operating results will be subject to changes in economic conditions in California. In the early to mid-1990s, California experienced a significant and prolonged downturn in its economy, which adversely affected financial institutions, including Capital Corp of the West. Economic conditions in California are subject to various uncertainties at this time, including the decline in the technology sector, the California state government's budgetary difficulties and continuing fiscal difficulties. The company will be subject to changes in economic conditions. We can provide no assurance that conditions in the California economy will not deteriorate in the future and that such deterioration will not adversely effect Capital Corp of the West.

The markets in which Capital Corp of the West operates are subject to the risk of earthquakes and other natural disasters

Most of the properties of Capital Corp of the West are located in California. Also, most of the real and personal properties which currently secure the company's loans are located in California. California is a state which is prone to earthquakes, brush fires, flooding and other natural disasters. In addition to possibly sustaining damage to its own properties, if there is a major earthquake, flood or other natural disaster, Capital Corp of the West faces the risk that many of its borrowers may experience uninsured property losses, or sustained job interruption and/or loss which may materially impair their ability to meet the terms of their loan obligations. A major earthquake, flood or other natural disaster in California could have a material adverse effect on Capital Corp of the West's business, financial condition, results of operations and cash flows.

Substantial competition in the California banking market could adversely affect us

Banking is a highly competitive business. We compete actively for loan, deposit, and other financial services business in California. Our competitors include a large number of state and national banks, thrift institutions and credit unions, as well as many financial and nonfinancial firms that offer services similar to those offered by us. Other competitors include large financial institutions that have substantial capital, technology and marketing resources. Such large financial institutions may have greater access to capital at a lower cost than us, which may adversely affect our ability to compete effectively.

Restrictions on dividends and other distributions could limit amounts payable to us

 As a holding company, a substantial portion of our cash flow typically comes from dividends our bank and nonbank subsidiaries pay to us. Various statutory provisions restrict the amount of dividends our subsidiaries can pay to us without regulatory approval. In addition, if any of our subsidiaries liquidate, that subsidiary's creditors will be entitled to receive distributions from the assets of that subsidiary to satisfy their claims against it before we, as a holder of an equity interest in the subsidiary, will be entitled to receive any of the assets of the subsidiary.

Adverse effects of, or changes in, banking or other laws and regulations or governmental fiscal or monetary policies could adversely affect us

We are subject to significant federal and state regulation and supervision, which is primarily for the benefit and protection of our customers and not for the benefit of investors. In the past, our business has been materially affected by these regulations. This trend is likely to continue in the future. Laws, regulations or policies, including accounting standards and interpretations currently affecting us and our subsidiaries, may change at any time. Regulatory authorities may also change their interpretation of these statutes and regulations. Therefore, our business may be adversely affected by any future changes in laws, regulations, policies or interpretations or regulatory approaches to compliance and enforcement, including legislative and regulatory reactions to the terrorist attack on September 11, 2001 and future acts of terrorism, and major U.S. corporate bankruptcies and reports of accounting irregularities at U.S. public companies.

Additionally, our business is affected significantly by the fiscal and monetary policies of the federal government and its agencies. We are particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money and credit in the U.S. Under long-standing policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of that policy, we may be required to commit financial and other resources to our subsidiary bank in circumstances where we might not otherwise do so. Among the instruments of monetary policy available to the Federal Reserve Board are (a) conducting open market operations in U.S. government securities, (b) changing the discount rates of borrowings by depository institutions, and (c) imposing or changing reserve requirements against certain borrowings by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. The policies of the Federal Reserve Board may have a material effect on our business, results of operations and financial condition.

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from the sale of the shares offered under this prospectus. The company will receive none of the proceeds.

SELLING SHAREHOLDERS

The following table sets forth information with respect to the selling shareholders and the number of shares of common stock being offered by the selling shareholders and any material relationships they have had with the company during the past three years. Percentages are based upon the number of the company’s common shares outstanding on April 14, 2005.

Name and Address	Shares Owned prior to Offering	Shares Being Offered	Percent of Class Owned Before Offering	Shares Owned Upon Completion Of Offering	Percent of Class Owned After Offering
Carlos Gonzalez, Jr. Former employee 1190 West North Way Dinuba, CA 93618	788	788	*	0	0%
Stephen W. Guinn Former employee 1311 E. Omaha Fresno, CA 93720	1312	1312	*	0	0%
Marci L. Hodges Former employee 734 W. Richmond Fresno, CA 93611	1181	1181	*	0	0%
R. Dale McKinney Executive Vice President and CFO Capital Corp of the West 550 West Main Merced, CA 95340	46269	3676	*	42593	*
Philip Daniel Ray Former employee 2672 W. Magill Merced, CA 93711	4725	4725	*	0	0%
John Rosendahl Business Banker 1306 Walden #266 Walnut Creek, CA 94597	1250	1250	*	0	0%
Roberto Salazar Director Capital Corp of the West 550 West Main Merced, CA 95340	4848	1850	*	1998	*
James W. Tolladay Former Director Capital Corp of the West 2855 Evergreen Drive Merced, CA 95340	24206	750	*	23456	*
Tom A. L. Van Groningen Director Capital Corp of the West 550 West Main Merced, CA 95340	15452	3000	*	12452	*

* Indicates that the percentage of outstanding shares beneficially owned is less than one percent (1%).

PLAN OF DISTRIBUTION

The selling shareholders have not advised the company of any specific plans for the distribution of the shares offered by this prospectus. We anticipate that the selling shareholders may sell all or a portion of the shares from time to time directly or through brokers, however they may also sell through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or purchasers of the shares for whom they may act as agent. The selling shareholders will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis. The selling shareholders and any underwriters, dealers or agents that participate in the distribution of the shares might be deemed to be underwriters, and any profit on sales they make and any discounts, commissions or concessions received by any underwriters, dealers, or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time of a particular sale of any of the shares, to the extent required, a supplement to this prospectus will be distributed which will show the aggregate principal amount of stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions or other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

The shares may be sold on the over-the-counter market or in privately negotiated transactions. In addition, the shares may be sold under Securities Act Rule 144 rather than pursuant to this prospectus.

The selling shareholders and any other persons participating in a distribution of securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. That Regulation may restrict certain activities of, and limit the timing of purchases and sales by, the selling shareholders and other persons participating in a distribution of the company’s securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered under this prospectus. There is no assurance that the selling shareholders will sell any or all of the common stock being offered, and may dispose of the shares by other means, including transfer, devise or gift.

LEGAL MATTERS

The validity of the shares offered hereby will be passed on for the company by Bingham McCutchen LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of Capital Corp of the West as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The company hereby incorporates by reference in this registration statement the following documents:

(a) The company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b) The company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, as amended;

() The company’s Current Reports on Form 8-K filed with the SEC dated January 27, March 15, March 29, April 27( 2 reports), May 3 and May 13, 2005;

(c) The description of the company’s common stock contained in the company’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (“Exchange Act”) on November 27, 1995 to register the common stock, and the description of the company’s Preferred Stock Purchase Rights contained in a subsequent Registration Statement on Form 8-A filed under the Exchange Act on October 1, 1997 to register the Rights (File No. 0-27384);

(d) The Annual Reports on Form 11-K of the Capital Corp of the West 401(k) Profit Sharing Plan and the Capital Corp of the West Employee Stock Ownership Plan (the “Plans”) for their respective fiscal years ended December 31, 2003; and

(e) All documents subsequently filed (but not furnished, unless otherwise stated in such filings) by the company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

The classes of securities to be offered (exclusive of plan interests) are registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

The company’s Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under the California Corporation Law. Pursuant to California law, the company’s directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the company under California law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Section 317 of the California Corporation Law expressly grants to each California corporation the power to indemnify its directors, officers and agents against judgments, fines, settlements and expenses incurred in the performance of their duties. Rights to indemnification beyond those provided by Section 317 may be valid to the extent that such rights are authorized in the corporation’s articles of incorporation. Indemnification may not be made, however, if inconsistent with the articles of incorporation, bylaws, shareholder resolutions or an agreement which prohibits or limits indemnification.

With respect to all proceedings other than shareholder derivative actions, Section 317 permits a California corporation to indemnify any of its directors, officers or other agents only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of derivative actions, a California corporation may indemnify any of its directors, officers or agents only if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Furthermore, in derivative actions, no indemnification is permitted (i) with respect to any matter with respect to which the person to be indemnified has been held liable to the corporation, except to the extent the court approves indemnification of expenses; (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that a director, officer or agent of a corporation has been successful on the merits in defense of any proceeding for which indemnification is permitted by Section 317, a corporation is obligated by Section 317 to indemnify such person against expenses actually and reasonably incurred in connection with the proceeding.

The company’s bylaws provide indemnification to fullest extent permissible under California law, subject to the following limitations: a) settlements must be approved by the company and indemnification for proceedings brought against the company by the indemnitee must be approved by the company’s board; b) the company must approve expenses of defense or investigation; c) no indemnification is paid if the indemnitee has already been indemnified by insurance payments (except for amounts the policy does not pay); d) no payment is made if the indemnitee has received already payment under some other arrangement with the company (except for amounts not paid under those arrangements); e) no payment is made if the indemnitee gained any personal profit or advantage to which the person was not legally entitled or if the person was involved in intentional misconduct or a knowing and culpable violation of law; (f) no payment is made in cases involving liabilities under Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local statutory law.

FDIC regulations prohibit the indemnification by insured banks and their holding companies of their directors, officers and other institution-affiliated persons for that portion of the costs sustained with regard to an administrative or civil enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which a director, officer or other party is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured institution or required to cease and desist from or to take an affirmative action under the Federal Deposit Insurance Act. This regulation permits an institution to make an indemnification payment to, or for the benefit of, a director, officer or other party only if the institution’s Board of Directors, in good faith, determines that the individual acted in good faith and in a manner that he or she believed to be in the best interests of the institution and that the payment of indemnification will not adversely affect the institution’s safety and soundness. The director, officer or other party must agree in writing to reimburse the institution for any indemnification payments received should the proceeding result in a final order being instituted against the individual assessing a civil money penalty, removing the individual from office, or requiring the individual to cease and desist from certain institutional activity.

The Registrant also maintains officers and director’s liability insurance.

The 401(k) provides that the company will indemnify the trustee of the 401(k), against all liability arising in connection with its duties under the 401(k), except for gross negligence and willful misconduct.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index attached hereto is incorporated by reference.

The registrant has submitted the 401(k) and the ESOP, and hereby undertakes to submit all amendments to the 401(k) and the ESOP, to the Internal Revenue Service (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the plans.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merced, State of California, on April 26th, 2005.

CAPITAL CORP OF THE WEST

By:/s/Roger D. McKinney
Roger D. McKinney
Executive Vice President
and Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of Capital Corp of the West whose signatures appear below hereby constitute and appoint Thomas T. Hawker and R. Dale McKinney, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 26th, 2005.

Signature       Title
/s/Thomas T. Hawker
Thomas T. Hawker	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/Roger D McKinney
Roger D. McKinney	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/Dorothy L. Bizzini
Dorothy L. Bizzini	Director
/s/Jerry E. Callister
Jerry E. Callister	Director and Chairman of the Board
/s/John D. Fawcett
John D. Fawcett	Director

Signature      Title
/s/G. Michael Graves
G. Michael Graves	Director
/s/Curtis A. Riggs
Curtis A. Riggs	Director
/s/Roberto Salazar
Roberto Salazar	Director
/s/Gerald L. Tahajian
Gerald L. Tahajian	Director
/s/ Tom A.L. Van Groningen
Tom A.L. Van Groningen	Director
/s/David Bonnar
David Bonnar	Director
/s/Curtis Grant
Curtis Grant	Director

The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Merced, State of California, on April 26th, 2005.
CAPITAL CORP OF THE WEST
Employee Stock Ownership Plan

By: /s/Ed Rocha
Ed Rocha, Trustee
By: /s/ Roger D. McKinney
Roger D. McKinney, Trustee
By: /s/Michael T. Ryan
Michael T. Ryan, Trustee
By: /s/Donielle Kramer
Donielle Kramer, Trustee
By: /s/Joanne Dunlap
Joanne Dunlap, Trustee

CAPITAL CORP OF THE WEST
401(k) Plan

BY: CAPITAL CORP OF THE WEST
Plan Administrator

By:  /s/Roger D. McKinney
Roger D. McKinney
Executive Vice President
and Chief Financial Officer

EXHIBIT LIST

4.1	Articles of Incorporation as in effect on December 31, 2003 (incorporated by reference to Exhibit 3.1 of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003*)

4.2	Bylaws (incorporated by reference to Exhibit 3.2 of the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996*)

4.3	Capital Corp of the West Stock 2002 Stock Option Plan (incorporated by reference to Exhibit A of the company’s Proxy Statement dated March 13, 2002*)

4.4
Capital Corp of the West 401(k) Plan (Pension Specialists, Inc. Profit Sharing/401(k) Plan and Trust Sponsored by Pension Specialists, Inc. Profit Sharing/401(k) Basic Plan Document (“401(k) Basic Plan Document”)

4.5	Adoption Agreement under the 401(k) Basic Plan Document executed by Capital Corp of the West dated 8/29/03 and 9/15/03 (“Adoption Agreement”)

4.6	Amendment to Adoption Agreement under the 401(k) Basic Plan Document, effective July 1, 2002

4.7	Amendment Number Three for the Capital Corp of the West 401(k) Plan to Comply with the Minimum Distribution Requirements, dated 12/19/03

4.8	Amendment to the Capital Corp of the West 401(k) Plan dated 5/7/04

4.9	Amendment to the Capital Corp of the West 401(k) Plan dated 9/7/04

4.10	Certificate of Corporate Resolution and attachment dated 8/26/03

4.11	Capital Corp of the West Employee Stock Ownership Plan, as restated effective January 1, 2000

4.12	First Amendment to the Capital Corp of the West Employee Stock Ownership Plan dated November 27, 2001

4.13	Second Amendment to the Capital Corp of the West Employee Stock Ownership Plan dated June 25, 2002

4.14	Amendment to the Capital Corp of the West Employee Stock Ownership Plan effective December 18, 2003

5.1	Opinion of counsel as to the legality of securities being registered

5.2
Copy of Internal Revenue Service determination letter dated October 25, 1995 regarding County Bank 401(k) Plan (incorporated by reference to Exhibit 5.2 to Registration Statement on Form S-8 of the registrant dated April 9, 1996 (File No. 333-4054))

5.3	Copy of Internal Revenue Service determination letter dated October 18, 2002 regarding Capital Corp of the West ESOP

23.1	Consent of counsel (included in Exhibit 5.1)

23.2	Consent of independent registered public accounting firm

24	Power of attorney (included in signature page of this registration statement)

_____________________
* File No. 0-27384